UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

HYRECAR INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(888) 688-6769

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Conditions.
Item 7.01.	Regulation FD Disclosure.

On February 3, 2021, HyreCar Inc. (the “Company”) issued a press release announcing the commencement of a proposed underwritten public offering of its common stock. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

In connection with the proposed public offering the Company is announcing certain preliminary financial results for the fiscal quarter ended December 31, 2021. The unaudited interim consolidated financial statements for the three months ended December 31, 2020 are not yet available and the Company’s audited consolidated financial statements for the year ended December 31, 2020 are not yet available. The following information reflects the Company’s preliminary revenue estimates based on currently available information, is not a comprehensive statement of the Company’s financial results and is subject to change. The Company provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because its financial closing procedures for the three months and year ended December 31, 2020 are not yet complete and, as a result, the Company’s final results upon completion of our closing procedures may vary from the preliminary estimates.

Three Months Ended December 31, 2020 Estimated (unaudited)
	Low	High
Revenue:	$6.6 million	$6.8 million
Non-GAAP Financial data:
Adjusted EBITDA(1):	($3.6 million)	($3.1 million)

(1)	Adjusted EBITDA is defined as operating income adjusted to exclude certain other expense and income items, provision for income taxes, depreciation and amortization, stock-based compensation expenses and any prior expenses expected to be settled in stock included in liabilities.

Non-GAAP Financial Information:

To supplement its financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, the Company presents certain financial measures that are not prepared in accordance with GAAP, specifically Adjusted EBITDA. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

The Company is presenting these non-GAAP financial measures to assist investors in seeing our operating results through the eyes of management and because the Company believes that these measures provide a useful tool for investors to use in assessing our operating performance against prior period operating results and against business objectives. The Company uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Reconciliation of Non-GAAP Financial Measures

The Company uses Adjusted EBITDA in conjunction with GAAP measures as part of its overall assessment of Company performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning Company financial performance. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, the Company’s estimated Adjusted EBITDA should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company compensates for these limitations by providing a reconciliation of Adjusted EBITDA to the related GAAP financial measure, net revenue. The Company encourage stockholders and others to review the Company’s financial information in its entirety, not to rely on any single financial measure and to view our estimated Adjusted EBITDA in conjunction with their respective related estimated GAAP financial measures.

The following table provides a reconciliation of our projected Adjusted EBITDA for the three months ended December 31, 2020 to our estimated net loss (the most comparable GAAP measurement):

Three Months Ended December 31, 2020

Estimated Net Loss	$(4,322,000) - (3,800,000)
Adjustments to exclude the following:
Other expense (income), net	$0 – 2,000
Depreciation and amortization	$15,000 – 20,000
Stock-based compensation expense	$685,000 – 700,000
Estimated Adjusted EDITDA	$(3,600,000) – (3,100,000)

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of HyreCar Inc., dated February 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyreCar Inc.

Date: February 3, 2021	/s/ Joseph Furnari
By: Joseph Furnari
Chief Executive Officer